UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SIMTROL, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

It is my pleasure to invite you to Simtrol’s 2007 Annual Meeting of Shareholders. We will hold the annual meeting on Friday, August 31, 2007, at 11:00 a.m. at the Georgia Tech Hotel & Conference Center, 800 Spring Street, NW, Atlanta, GA 30308.

We are sending you the official notice of the 2007 Annual Meeting, our proxy statement and 2006 Annual Report, and a proxy card. Please carefully read the entire proxy statement and accompanying Annual Report, and vote your shares either on the enclosed proxy card or by telephone, as detailed in the instructions on the card.

Very truly yours,

Dallas S. Clement
Chairman of the Board Simtrol, Inc.

SIMTROL, INC.
2200 Norcross Parkway #255
Norcross, GA 30071

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 31, 2007

The annual meeting of shareholders of Simtrol, Inc. will be held on August 31, 2007 at 11:00 a.m., at Georgia Tech Hotel & Conference Center, 800 Spring Street, NW, Atlanta, GA 30308 for the following purposes:

(1)	to elect six directors to constitute our board of directors;

(2)	to approve an increase in the authorized number shares of our common stock from 40,000,000 to 100,000,000;

(3)	to approve an amendment to our 2002 Equity Incentive Plan to increase to 6,000,000 the number of shares of our common stock that may be issued under the Plan;

(4)	to ratify the appointment of Marcum & Kliegman LLP as our independent auditors for the fiscal year ending December 31, 2007; and

(5)	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on July 19, 2007 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

A proxy statement and a proxy solicited by the board of directors are enclosed herewith. Please sign, date and return the proxy promptly. You may also vote by telephone according to the directions on the proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

Dallas S. Clement, Chairman of the Board

Norcross, Georgia
August 10, 2007

Please complete and return the enclosed proxy promptly so that your vote may be recorded at the meeting if you do not attend personally.

SIMTROL, INC.
2200 Norcross Parkway #255
Norcross, GA 30071

ANNUAL MEETING OF SHAREHOLDERS
August 31, 2007
_______________________

PROXY STATEMENT
_______________________

Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” and “our” refer to Simtrol, Inc. and its subsidiaries.

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Simtrol, Inc. for use in voting at the annual meeting of shareholders to be held at 11:00 a.m. local time on August 31, 2007 at the Georgia Tech Hotel & Conference Center, 800 Spring Street, NW, Atlanta, GA 30308, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting of shareholders. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about August 13, 2007. The address of our principal executive offices is 2200 Norcross Parkway #255, Norcross, Georgia 30071.

VOTING

Voting and Revocability of Proxies

When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the shareholders. If no specific instructions are given the shares will be voted FOR the election of the nominees for directors set forth herein and FOR each of the other proposals described in this proxy statement. In addition, if other matters come before the annual meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to our Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence at the annual meeting of the holders of one-third of the outstanding shares of our common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card or voted by telephone. The affirmative vote of a plurality of all shares present and entitled to vote is required for the election of directors. The affirmative vote of a majority of all shares outstanding and eligible to vote is required to authorize the proposed increase in our outstanding common stock. The affirmative vote of a majority of all shares present and entitled to vote is required to approve the amendment of our 2002 Equity Incentive Plan and to ratify the appointment of Marcum & Kliegman LLP as our independent auditors for the fiscal year ending December 31, 2007. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates. As a result, abstentions and broker non-votes will have no effect on the election of directors, but will have the same effect as a vote against each of the other proposals.

Record Date and Share Ownership

The record of shareholders entitled to vote at the annual meeting was taken on July 19, 2007. On that date, we had outstanding and entitled to vote 6,498,940 shares of common stock, with each share entitled to one vote. We had outstanding and entitled to vote 744,664 shares of Series A convertible preferred stock (entitled to a total of 2,978,656 votes at the then applicable conversion rate) and 4,700 shares of Series B convertible preferred stock (entitled to a total of 9,400,000 votes at the then applicable conversion rate).

Expenses of Solicitation

The expense of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by us. In addition to solicitations by mail, our officers and regular employees, at no additional compensation, may assist in soliciting proxies by telephone.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Composition

Our bylaws provide that the board of directors shall consist of not less than three nor more than seven members, the precise number to be determined from time to time by the board of directors. The board of directors has set the number of directors at seven, each serving a one-year term. The board presently consists of Dallas S. Clement, Larry M. Carr, Richard W. Egan, Julia B. North, Edward S. Redstone, Adam D. Senter, and Thomas J. Stallings. Ms. North will not seek re-election at the annual meeting and the board of directors has fixed the number of directors at six as of the annual meeting date. All members of the board of directors, with the exception of Mr. Egan, are independent, as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market, Inc. Biographical information regarding these directors is set forth under the caption entitled “Proposal No. 1: Election of Directors.”

Meetings of the Board of Directors

During fiscal 2006, the board of directors met 13 times. Each director, with the exception of Mr. Redstone, attended at least 75% or more of the aggregate number of meetings held by the board of directors and any committees on which such director served. We did not hold an annual meeting in 2006.

Committees of the Board of Directors

Our board of directors has standing audit and compensation committees. The board of directors does not have a standing nominating committee, such function being reserved to the full board of directors. We do not have a formal policy regarding board members’ attendance at annual meetings. Two board members attended our last annual meeting.

Audit Committee. The audit committee is currently composed of Thomas J. Stallings, Adam D. Senter, and Larry M. Carr. Prior to June 2007, the committee was composed of Dallas S. Clement, Adam D. Senter, and Julia North. The audit committee met four times during 2006. The audit committee’s principal functions are to recommend the appointment of independent auditors for us, review and approve the annual report of the independent auditors, approve the annual financial statements, and review and approve summary reports of the auditors’ findings and recommendations. The audit committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law. All members of the audit committee are independent, as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market, Inc. The board of directors has adopted a written audit committee charter, a copy of which is available on our website at www.simtrol.com under “Investors.” The board of directors has determined that Thomas J. Stallings is an “audit committee financial expert,” as defined in Securities and Exchange Commission, defined in this proxy statement as SEC, rules.

Compensation Committee. The compensation committee is currently composed of Edward S. Redstone, Adam D. Senter, and Dallas S. Clement. The compensation committee did not meet during 2006. The compensation committee is responsible for approving and monitoring the compensation arrangements for senior management and other employees. The compensation committee does not have an adopted charter.

Our compensation programs are intended to attract, motivate, and retain superior talent, encourage high performance and promote accountability, and ensure that our executive officers and senior management have financial incentives to achieve substantial growth in shareholder value. We have historically used short-term compensation (base salaries and, in limited circumstances, cash bonuses) and long-term incentive compensation in the form of stock options to achieve our goal of driving long-term growth. The named executive officers were awarded stock options in the amounts indicated in the section entitled “Executive Compensation.”

On January 28, 2007, the compensation committee approved a cash compensation plan for all employees equal to a maximum of 20% of gross revenues, payable on a quarterly basis.

We do not have a nominating committee. The director selection and review are conducted by the entire board of directors. We believe that this is adequate based on the size and make-up of the current board of directors. The members of the board of directors have served as our directors for between two and thirteen years. We believe that this group of longstanding directors is capable of evaluating the performance of the current board and the qualifications of proposed director nominees, and of determining the need for additional directors. The board of directors does not have a written charter or formal process governing the nominating process. The board of directors will consider director nominees recommended by shareholders. Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the board, and able to represent the interests of all shareholders and not merely those of any special interest group. Shareholders wishing to suggest candidate(s) for consideration at the 2008 annual meeting should submit their proposals in accordance with the timeframe and procedures set forth in the paragraph entitled “Shareholder Proposals for 2008
Annual Meeting.”

Shareholder Communications with the Board

The board of directors has implemented a process for shareholders to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may do so by writing to our Secretary at the address of our principal executive offices, who has been instructed by the board to promptly forward all such communications to the board or such individual directors.

Shareholder Proposals for 2008 Annual Meeting

The deadline for submission of shareholder proposals for inclusion in our proxy statement for the 2008 annual meeting of shareholders is December 9, 2007. Additionally, we must receive notice of any shareholder proposal to be submitted at the 2008 annual meeting of shareholders (but not required to be included in our proxy statement) by February 22, 2008, or such proposal will be considered untimely and the persons named in the proxies solicited by our board of directors may exercise discretionary voting authority with respect to such proposal.

No Family Relationships Among Directors and Officers

There are no family relationships between any of our directors or executive officers.

Code of Ethics

We adopted a code of ethics for our executive officers in May 2006 and the code of ethics is available on our website at www.simtrol.com.

EXECUTIVE OFFICERS

Executive officers are appointed by, and hold office at the pleasure of, the board of directors. Our executive officers are as follows:

Name	Position Held

Richard W. Egan	President and Chief Executive Officer
Stephen N. Samp	Chief Financial Officer and Secretary

Richard W. Egan, age 42, has served as a director and our Chief Executive Officer since May 2000. Mr. Egan joined us in June 1995 and served as National Account Manager until July 1996 when he became Regional Sales Director. From February 1998 to June 1999, he served as Executive Vice President of Sales. In June 1999, Mr. Egan was appointed our President.

Stephen N. Samp, age 42, joined us in April 2002 as Chief Financial Officer and Secretary. From February 2001 until March 2002 he served as an independent finance consultant. From March 1998 to February 2001 he served as Vice President, Chief Financial Officer and Secretary of eOn Communications (NASDAQ:EONC), a provider of unified voice, e-mail and Web-based communications systems and software.

EXECUTIVE COMPENSATION

Compensation of Officers

Our executive officers do not have written or unwritten employment agreements and serve at the will of the board of directors. Neither executive officer had a written or unwritten bonus plan during 2006. Each was granted a non-qualified stock option to acquire 15,000 shares on August 24, 2006, in accordance with our 2002 Equity Incentive Plan, with exercise prices equal to the fair value of our common stock on that date and four-year vesting period, with vesting occurring on the anniversary date of the grant at the rate of 25% annually.

The following table provides certain summary information for 2006 concerning compensation awarded to, earned by, or paid to our executive officers:

SUMMARY COMPENSATION TABLE FOR FISCAL 2006
Name and principal position	Year	Salary ($)	Option Awards ($)	Total ($)
Richard Egan - President and Chief Executive Officer	2006	$137,800	$41,719(1)	$179,519
Stephen Samp - Chief Financial Officer	2006	$121,900	$35,494(1)	$157,394

(1)
We implemented FAS 123R in the first quarter of 2006. The statement requires companies to expense the value of employee stock options and similar awards. Under FAS 123R, share-based payment awards result in a cost that will be measured at fair value on the awards’ grant date based on the estimated number of awards that are expected to vest. Refer to “Financial Statements - Notes to Consolidated Financial Statements - Stock-Based Compensation” included in our annual report on Form 10-K for the fiscal year ended December 31, 2006 for the relevant assumptions used to determine the valuation of our option awards.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END
OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Richard Egan	125			$55.00	12/29/2007
	1,250			$28.72	6/16/2008
	1,250			$10.00	12/21/2008
	7,500			$4.70	1/4/2010
	7,500			$40.00	12/31/2010
	4,000		1,000(1)	$4.80	5/5/2012
	1,000			$2.00	7/24/2012
	7,500			$2.40	6/5/2013
	33,334		16,666(2)	$2.00	6/20/2014
	12,500		37,500(3)	$0.90	7/20/2015
	12,500		37,500(4)	$0.55	11/7/2015
			15,000(5)	$0.48	8/23/2016
Stephen Samp	2,400		600(6)	$4.80	5/5/2012
	1,000			$2.00	7/24/2012
	3,600			$2.40	6/5/2013
	30,000		15,000(7)	$2.00	6/20/2014
	15,000		30,000(8)	$0.90	7/20/2015
	15,000		30,000(9)	$0.55	11/7/2015
			15,000(10)	$0.48	8/23/2016

(1)	Vesting date of July 6, 2007.

(2)	Vesting date of June 21, 2007.

(3)	Vesting dates of July 21, 2007, July 21, 2008, and July 21, 2009 (12,500 each date).

(4)	Vesting dates of November 8, 2007, November 8, 2008, and November 8, 2009 (12,500 each date).

(5)	Vesting dates of August 24, 2007, August 24, 2008, August 24, 2009, and August 24, 2010 (3,750 each date).

(6)	Vesting date of July 6, 2007.

(7)	Vesting date of June 21, 2007.

(8)	Vesting dates of July 21, 2007, July 21, 2008, and July 21, 2009 (10,000 each date).

(9)	Vesting dates of November 8, 2007, November 8, 2008, and November 8, 2009 (10,000 each date).

(10)	Vesting dates of August 24, 2007, August 24, 2008, August 24, 2009, and August 24, 2010 (3,750 each date).

Director Compensation

We do not presently provide any cash compensation to directors for their services as directors. Each of our non-employee directors receives an automatic grant of options to purchase, at an exercise price equal to the fair market value at the date of the grant, 15,000 shares of our common stock each year under the terms of our stock option plan. Each director is reimbursed for travel and other expenses incurred in connection with the performance of his or her duties. The board of directors has authorized us to pay fees to the members of our board of directors for their attendance at board and committee meetings, as follows: (i) $1,000 for each board meeting attended in person, (ii) $500 for each board meeting attended by telephone conference, and (iii) $200 for each committee meeting attended in person or by telephone conference. These fees are paid as of the last day of each fiscal quarter, in shares of our common stock, with such shares valued based on the most recent closing trading price of our common stock on the Over-the-Counter Bulletin Board as of the last day of each fiscal quarter.

Additionally, all new non-employee directors receive a one-time grant of an option to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of the grant. The options expire, unless previously exercised or terminated, ten years from the date of the grant.

DIRECTOR COMPENSATION DURING FISCAL 2006
Name	Stock Awards ($)	Option Awards ($)	Total ($)
Larry Carr	$7,500	$147,449(1)	$154,949
Edward Redstone	$500	$147,449(2)	$147,949
Julia North	$6,300	$3,456(3)	$9,756
Dallas Clement	$7,300	$3,456(4)	$10,756
Adam Senter	$8,100	$3,456(5)	$11,556
Thomas Stallings	$6,400	$3,456(6)	$9,856

(1)	Aggregate options of 374,375 shares outstanding at December 31, 2006.

(2)	Aggregate options of 364,875 shares outstanding at December 31, 2006.

(3)	Aggregate options of 55,875 shares outstanding at December 31, 2006.

(4)	Aggregate options of 48,500 shares outstanding at December 31, 2006.

(5)	Aggregate options of 55,000 shares outstanding at December 31, 2006.

(6)	Aggregate options of 55,000 shares outstanding at December 31, 2006.

Stock Option Plans

1991 Stock Option Plan. The 1991 Stock Option Plan, referred to in this proxy statement as the 1991 Plan, as amended by our shareholders, provides for the grant of options to purchase up to an aggregate of 366,206 shares of our common stock. Under the terms of the 1991 Plan, the compensation committee of the board of directors may grant options to purchase shares of common stock to our officers, directors and employees and to those of our subsidiaries. The right to grant additional options under this plan expired in August 2001. Therefore, no additional grants of options will be made under this plan. At December 31, 2006, options to purchase 45,325 shares of common stock were outstanding under the 1991 Plan.

2002 Equity Incentive Plan. In June 2002 our shareholders approved the adoption of the 2002 Equity Incentive Plan, referred to in this proxy statement as the 2002 Plan. The 2002 Plan originally provided for the grant of options to purchase up to an aggregate of 250,000 shares of our common stock. On April 22, 2004, shareholders approved an increase in the number of shares reserved under the 2002 Plan to 750,000. On November 8, 2005, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 1,250,000. On June 26, 2006, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 2,500,000. On January 28, 2007, the compensation committee of the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 4,000,000. Under the terms of the 2002 Plan, the compensation committee of the board of directors may grant options to purchase shares of common stock to our directors, employees, and consultants and to those of our subsidiaries. Grants made under the plan are made at or above the fair value of our common stock on the date of the grant, with the fair value represented by the closing price of the stock on the preceding trading day. At December 31, 2006, options to purchase 1,729,700 shares of common stock were outstanding under the 2002 Plan.

Currently, expiration dates for outstanding grants under the 2002 Plan vary from 2008 to 2017. Generally, all options must be exercised within 90 days of the termination of an employee’s employment or following termination of service by a board member. Our options vest on the anniversary dates of grants for employees and consultants, while those granted to directors immediately vest.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our 2006 audited financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with audit committees), other standards of the Public Company Accounting Oversight Board, and other rules of the SEC. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-KSB for 2006 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Mr. Dallas S. Clement
Ms. Julia B. North
Mr. Adam D. Senter

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

The board of directors, pursuant to our bylaws, has set the number of directors to serve for the next year at six, all six of whom are to be elected at the annual meeting. Our certificate of incorporation provides that each director serves until the next annual meeting. Each member of the current board of directors, except Ms. Julia North, is standing for re-election and, if elected, will serve for a term of one year and until his or her successor is elected and qualified.

In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the board of directors, but in no event will the proxy be voted for more than six nominees. The board of directors recommends the election of the six nominees listed below. Management has no reason to believe that any nominee will not serve if elected.

The following persons have been nominated for re-election to the board of directors:

Dallas S. Clement, age 42, has served as a director since April 2001 and as Chairman of the board of directors since June 28, 2007. Mr. Clement has served as Senior Vice President, Strategy and Development for Cox Communications, Inc., referred to in this proxy statement as Cox, since August 2000. Prior to that, he served as Vice President and Treasurer of Cox from January 1999 to July 2000. Mr. Clement joined Cox in 1990 as a Policy Analyst and was promoted to Manager of Investment Planning in January 1993, Director of Finance in 1994, and Treasurer in 1996. From April 1995 to December of 1996, Mr. Clement served as Assistant Treasurer for Cox Enterprises, Inc. and Cox.

Richard W. Egan, age 42, has served as a director and our Chief Executive Officer since May 2000. Mr. Egan joined us in June 1995 and served as National Account Manager until July 1996 when he became Regional Sales Director. From February 1998 to June 1999, he served as Executive Vice President of Sales. In June 1999, Mr. Egan was appointed our President.

Larry M. Carr, age 64, has served as a director since June 1994 and as Chairman until June 2007. Mr. Carr founded Nursefinders, Inc., a temporary services company in the healthcare industry, in 1974. Although Adia Services, Inc., acquired Mr. Carr’s interest in this company, Mr. Carr still owns and operates numerous Nursefinders franchises and assists in the administration and management of several other franchises through an entity known as Management Services, Inc. Mr. Carr was Chairman of the board of Northwest National Bank, located in Arlington, Texas, and is a director of Mobility Electronics, Inc., of Scottsdale, Arizona, which designs, develops and markets connectivity and remote peripheral interface technology and products and is a director of several privately held companies, including OHA Financial, Inc., Trinity Airweighs, LLC and Computerized Healthcare, Inc.

Edward S. Redstone, age 78, has served as a director since July 1996. Mr. Redstone has been a private investor since 1994. From 1984 to 1994, he served as Chairman of the board of directors of Martha’s Vineyard National Bank. Mr. Redstone was a co-founder of National Amusements, which, among other things, is the controlling shareholder of Viacom, Inc. Mr. Redstone also founded First Bancorporation.

Adam D. Senter, age 50, has served as a director since January 2005. Mr. Senter began his 19-year career with IBM, which spanned from 1981 to 2000, in sales and marketing, with special emphasis in training, multimedia, and healthcare solutions. Included among his successes are conceiving and implementing a global sales strategy that produced profitable growth in an underperforming segment. Mr. Senter served as the Executive Vice President and Group President at Provant, Inc. from 2000 to 2003, where he reversed a large EBIT loss situation while upgrading organizations, personnel and processes, and sold four businesses while protecting the interests of the stakeholders. Mr. Senter has served as chairman of Keowee Partners LLC, a real estate company in South Carolina, since 2003.

Thomas J. Stallings, age 59, has served as a director since January 2005. Mr. Stallings is currently CEO of Internet Commerce Corporation (NASDAQ:ICCA), a provider of internet-based e-commerce solutions, which he joined in 2003. Mr. Stallings began his 23- year career at the IBM Corporation, which spanned from 1972 to 1995, in sales. He progressed through positions of increasing responsibility. For the last four years of his tenure he was the General Manager for a $500 million PC Direct business unit. In 1995 and 1996 he was an area Vice President with Oracle. For the last seven years he has been involved in the management of venture capital backed technology companies, all of which were successfully sold to larger organizations. He was the President and Chief Operating Officer of CoreHarbor, from October 2002 to June 2003 where his efforts lead to the effective merger between CoreHarbor and USinternetworking Inc. From 1999 to 2002, he served as President and CEO of Cambar Software Inc. and was successful in completing a sale of the company to a private investor group in November 2002. From 1997 to 1999, he served as President and CEO of Analytika, Inc. were he successfully grew this early stage software development firm that was acquired in late 1999 by Dendrite International.

The board of directors recommends that our shareholders vote “FOR” the election of the nominees listed above.

Proposal No. 2: Approval of an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 shares.

Background. Our board of directors has proposed this amendment to ensure that we have sufficient shares available for future use, as needed, including use in transactions such as equity financings, acquisitions, strategic relationships with corporate partners, equity incentives, and payments of stock dividends, stock splits or other recapitalizations, as we may deem appropriate. We consider from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise. There are no present plans or pending transactions contemplated by our board.

    Effect:   If our shareholders approve the proposed amendment, our board of directors may cause the issuance of additional shares of our common stock without further vote of our shareholders, except as may be required in particular cases by our organizational documents, applicable law, or the rules of any national securities exchange on which shares of our common stock may then be listed. Under our certificate of incorporation, our common shareholders do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current common shareholders do not have a prior right to purchase any new issue of our shares in order to maintain their proportionate ownership of stock. In addition, if our board of directors causes us to issue additional shares of common stock or securities convertible into or exercisable for common stock, such issuance could have a dilutive effect on the equity, earnings and voting interests of existing shareholders. The increase in the number of authorized shares of our common stock could also have an anti-takeover effect, although this is not the intent of our board of directors in proposing the amendment. For example, if our board of directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by our board of directors. As of the date of this proxy statement, our board of directors is not aware of any attempt or plan to obtain control of us.

     The approval of the proposed amendment requires the affirmative vote of a majority of the outstanding stock entitled to vote.

 The board of directors recommends that our shareholders vote “FOR” the amendment to our certificate of incorporation to increase the number of our authorized shares of common stock from 40,000,000 shares to 100,000,000.

Proposal No. 3: Approval of Amendment of the 2002 Equity Incentive Plan

The board of directors has approved, and is recommending to the shareholders for approval at the meeting, an amendment to increase the number of shares that may be issued pursuant to our 2002 Equity Incentive Plan. The purpose of the 2002 Plan is to serve as an incentive and to encourage stock ownership by our directors, officers, employees, and consultants. The board of directors believes that the 2002 Plan promotes our interests by allowing such persons to share in our success and encourages them to remain in our service. Under the 2002 Plan, we may grant incentive stock options, as defined in Section 422 of the Internal Revenue Code, as amended, and referred to in this proxy statement as the Code, or non-qualified stock options, stock bonuses, and restricted stock.

The 2002 Plan originally provided for the grant of options to purchase up to an aggregate of 250,000 shares of our common stock. On April 22, 2004, shareholders approved an increase in the number of shares reserved under the 2002 Plan to 750,000. On November 8, 2005, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 1,250,000. On June 26, 2006, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 2,500,000. On January 28, 2007, the compensation committee of the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 4,000,000. As of July 31, 2007, 447,800 shares of the common stock remained available for grant under the 2002 Plan. Pursuant to section 12(A) of the 2002 Plan, the board recommends that the number of shares that may be issued pursuant to stock awards be increased from 4,000,000 to 6,000,000. The proposed increase in the number of authorized shares would ensure for uninterrupted continuation of the 2002 Plan. No benefits or amounts to any individuals are determinable at this time and no additional benefits or grants would have been made to employees, directors, or consultants during the prior fiscal year if the proposal had been previously approved.

As of July 31, 2007, we had granted options to purchase shares of common stock pursuant to the 2002 Plan as follows: (i) each executive officer (Richard W. Egan: 578,500 shares; Stephen N. Samp: 195,100 shares); (ii) all current directors who are not executive officers, as a group: 934,000 shares; and (iii) all employees, including all current officers who are not executive officers, as a group: 1,799,600 shares.

Description of the 2002 Plan

 Effective Date. The effective date of the 2002 Plan is April 23, 2002. The 2002 Plan shall remain in effect until all shares subject to or which may become subject to the 2002 Plan shall have been purchased pursuant to options granted under the 2002 Plan, provided that options under the 2002 Plan must be granted within ten years from the effective date.

 Shares Reserved for the 2002 Plan. The shares of our common stock to be issued to directors, employees, and consultants under the 2002 Plan may, at the election of the board of directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares that shall be reserved and made available for issuance under the 2002 Plan is currently 4,000,000. Any shares subject to an award that for any reason expires or is terminated unexercised or unvested may again be subject to an award under the 2002 Plan.

In the event of a subdivision or combination of our shares, the maximum number of shares that may thereafter be issued and sold under the 2002 Plan and the number of shares under award shall be proportionately increased or decreased, the terms relating to the price at which shares under award will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the board of directors is appropriate under the circumstances. In the case of a reclassification or other change in our shares, the board of directors will also make appropriate adjustments.

 Persons Eligible to Participate in the 2002 Plan. Under the 2002 Plan, awards may be granted only to those persons who are officers, directors, employees, or consultants of us or one of our subsidiaries. In determining the persons to whom awards will be granted and the number of shares to be covered by each award, the compensation committee shall take into account the duties of the respective directors, employees, and consultants their present and potential contributions to our success or one of our subsidiaries, the anticipated number of years of effective service remaining, and any other factors as they shall deem relevant in connection with accomplishing the purposes of the 2002 Plan.

 Administration of the 2002 Plan. The 2002 Plan is administered by the compensation committee appointed by our board of directors from among its members. Such committee shall consist of not less than two of the non-employee members of the board of directors who are outside directors and who shall serve at the pleasure of the board.

Subject to the provisions of the 2002 Plan, the committee has the authority to administer the 2002 Plan, to select those persons to whom awards will be granted, to determine the terms and provisions of the respective award agreements with each participant, including the number of shares to be awarded to each such person, and to interpret, construe and implement the provisions of the 2002 Plan.

 Exercise Price, Terms of Exercise and Payment For Shares. All Options. Each option granted under the 2002 Plan will be represented by an option agreement which shall set forth the terms particular to that option, including the type of option, the number of shares covered by the option, the exercise price, the term of the option period and any vesting requirements.

Stock purchased pursuant to an option agreement shall be paid for in accordance with the terms and conditions set forth in the option agreement. The terms and conditions of payment may vary with respect to each optionee. Upon receipt of payment (plus any amounts due for applicable tax withholding), we shall, without transfer or issue tax, deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for such shares.

It is intended that funds received by us from the exercise of options (other than applicable tax withholding) will be added to our general working capital and used for general corporate purposes. Shares of our common stock received in payment for the exercise price of options may be, at the discretion of the board of directors, either held as treasury shares or retired and returned to authorized but unissued status.

 Incentive Stock Options. Incentive stock options may be granted only to our employees or to employees of our subsidiaries. The exercise price of incentive stock options granted under the 2002 Plan will be determined by the compensation committee, but in no event shall such price be less than 100% of the fair market value of the stock on the date of the grant of the option. In no event may incentive stock options be exercised later than ten years from the date of grant of the option.

Notwithstanding the foregoing, an optionee who owns, directly or indirectly, more than ten percent of the total combined voting power of all classes of our stock, referred to in this proxy statement as a 10% Owner, may not be granted an incentive stock option at less than 110% of the fair market value of the common stock on the date the option is granted. Any incentive stock option granted to a 10% Owner must by its terms be exercisable within five years from the date it is granted.

The aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all of our and our affiliates’ incentive stock option plans) shall not exceed $100,000. Any amounts exceeding this limit are treated as non-qualified stock options.

 Automatic Grant of Options to Non-Employee Directors. The 2002 Plan grants to our non-employee directors, without necessity of action by the board of directors or the compensation committee, as the case may be, a non-qualified option to purchase 5,000 shares of common stock on the date such non-employee director first becomes a member of the board of directors, at an exercise price equal to the fair market value of such stock on the date of grant. In addition, the 2002 Plan grants to our non-employee directors, without necessity of action by the board of directors or the compensation committee, as the case may be, a non-qualified option under the 2002 Plan to purchase 15,000 shares of common stock each year, at an exercise price equal to the fair market value of such stock on the date of grant. Such options are exercisable from the date of grant until the date that is the tenth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 2002 Plan. Options granted to non-employee directors under the 2002 Plan conform in all respects to the terms of the 2002 Plan.

 Termination of Employment, Assignment and Other Limitations. In the event that an optionee during his or her lifetime ceases to be one of our directors, employees, or consultants or of any one of our affiliates for any reason other than death or total disability, any option or unexercised portion thereof which is exercisable on the date the optionee ceases employment shall expire on the date which is three months following the date the optionee ceases to be one of our directors, employees, or consultants or of one of our subsidiaries (or such earlier date as set forth in the option agreement). In the event of the death of an optionee while he is one of our directors, employees, or consultants or of one of our subsidiaries, or while the option is still the exercisable, the option may be exercised (to the extent the optionee would have been entitled to do so) by a legatee or legatees of the optionee under his last will or by his personal representative or representatives at any time within 18 months (or one year for incentive stock options) after death. In the event of the optionee’s service as one of our directors, employees, or consultants or of one of our subsidiaries terminates as a result of his or her total disability, the option may be exercised within one year after termination (or such earlier date as set forth in the option agreement).

No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him or her.

An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of the stock certificate to the optionee for such shares. Except as otherwise specifically provided in the 2002 Plan, no adjustments shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

 Adjustment of Shares. In the event that dividends are payable in our common stock or in the event there are splits, subdivisions or combinations of shares of our common stock, the 2002 Plan provides that a proportionate adjustment will be made in the number of shares available under each award issued under the 2002 Plan, and, as to options then outstanding, a proportionate adjustment to the number of shares subject to the option and to the purchase price per share.

After any merger of one or more corporations into us, any merger of us into another corporation, any consolidation of us and one or more corporations, or any other corporate reorganization of any form involving us as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares, each participant shall, at no additional cost, be entitled, upon any exercise of his award, to receive (subject to any required action by shareholders), in lieu of the number of shares as to which the award shall then be so exercised, the number and class of shares of stock or other securities or any other property to which the participant would have been entitled pursuant to the terms of the agreement of merger, consolidation or other reorganization if, at the time of the merger, consolidation or other reorganization, the participant had been a holder of record of the number of shares equal to the number of shares as to which the award shall then be so exercised.

In the event of a dissolution or liquidation of us, all outstanding awards shall terminate immediately prior to such event. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of us, (ii) a merger or consolidation in which we are not the surviving corporation or (iii) a reverse merger in which we are the surviving corporation but our shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any awards outstanding under the 2002 Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction) for those outstanding under the 2002 Plan. In the event any surviving corporation or acquiring corporation refuses to assume such awards or to substitute similar stock awards for those outstanding under the 2002 Plan, then with respect to stock awards held by participants whose continuous service has not terminated, the vesting of such stock awards (and, if applicable, the time during which such stock awards may be exercised) shall be accelerated in full, and the awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other awards outstanding under the 200 Plan, such awards shall terminate if not exercised (if applicable) prior to such event.

 Amendment and Termination of the 2002 Plan. The board of directors may at any time and from time to time terminate, modify or amend the 2002 Plan in any respect, except that without shareholder approval the board of directors may not (1) increase the aggregate number of shares for which incentive stock options may be granted under the 2002 Plan, (2) modify the requirements as to the class of employees eligible to receive incentive stock options, (3) increase the benefits accruing to eligible directors and employees, (4) remove the administration of the 2002 Plan from the committee, or (5) reduce the amount of any benefit or adversely change the terms and conditions thereof.

The termination or any modification or amendment of the 2002 Plan shall not, without the consent of a participant, affect his or her rights under an award or right previously granted to him or her. With the consent of the participant affected, the board of directors may amend outstanding award agreements in a manner not inconsistent with the 2002 Plan. Without employee consent the board of directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that options granted thereunder shall comply with the appropriate provisions of the Code, and regulations thereunder which are in effect from time to time respecting “qualified incentive options.”

Federal Income Tax Consequences of 2002 Plan

 Incentive Stock Options. All incentive options granted or to be granted under the 2002 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor we will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount generally equal to the lesser of:

(a) gain on the sale or other disposition; or

(b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not any shares used in the exercise had previously been held for more than one year on the date of sale or other taxable disposition.

The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition that results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for us.

The Plan permits a participant to pay all or part of the purchase price for common shares acquired pursuant to exercise of an ISO by transferring to the Company other shares of the Company common stock owned by the participant, and Code Section 422 provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired common shares to the Company as payment of the exercise price. The common shares received by the participant, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the participant in excess of the number of previously acquired common shares will have a basis of zero (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid) and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO. If the exercise of any ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a Disqualifying Disposition has occurred and, thus, whether ordinary income will be recognized. In such case, the participant’s basis in the number of new common shares so acquired that is equal to the number of common shares surrendered will be equal to the participant’s cost basis in the common shares surrendered plus the amount of ordinary income, if any, recognized. The participant’s basis in the additional number of new common shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered common shares, the amount of any cash paid. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Code Section 422.

Section 424(c)(3) of the Code provides that if “statutory option stock” is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

The excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer’s alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

In general, an option granted under the 2002 Plan that is designated as an incentive stock option would be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement the option be granted only to an employee), the option will be treated and taxed as a non-qualified stock option.

  Non-Qualified Stock Options. All options granted or to be granted under the 2002 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code. The Plan requires that all non-statutory options will have an exercise price equal to not less than 100% of the fair market value of the common stock on the date of the grant of the option.

A participant in the 2002 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 2002 Plan will not have a readily ascertainable fair market value unless at the time such options are granted we have similar options actively traded on an established market. We presently have no such actively traded options.

Upon the exercise of a non-qualified stock option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. We are not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. We generally are permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

If a participant pays the exercise price, in whole or in part, with previously acquired common shares, the participant will recognize ordinary income in the amount which the fair market value of the common shares received exceeds the exercise price. The participant will not recognize the gain or loss upon delivering the previously acquired common shares to the Company. Common shares received by a participant, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. Common shares received by a participant in excess of the number of such previously acquired common shares will have a basis equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid. The holding period for the additional common shares will commence as of the date of exercise or such other relevant date.

Stock Bonus Award. Unless, at the time of grant, a stock bonus is subject to a substantial risk of forfeiture and is not transferable free of such a risk of forfeiture, the recipient of a stock bonus will recognize ordinary income equal to (i) the excess of the fair market value of such stock bonus on the date of grant over (ii) the price, if any, paid for such stock bonus. If, however, at the time of grant, the stock bonus is subject to a substantial risk of forfeiture and is not transferable free of such a risk of forfeiture, the tax consequences of the receipt of the stock bonus will be as described below under the heading “Restricted Stock.”

Restricted Stock. Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant. Instead, at the time restricted stock vests (i.e., it becomes free of a substantial risk of forfeiture) or becomes transferable free of a substantial risk of forfeiture, a participant will recognize ordinary income equal to (i) the excess of the fair market value of such restricted stock on the date the shares vest or become transferable over (ii) the price, if any, paid for such restricted stock. An employee may, however, elect to recognize income as of the date of grant of the restricted stock, in an amount equal to (i) the excess of the fair market value of the restricted stock on the date of grant over (ii) the price, if any, paid for the restricted stock. If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, an employee making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The employee will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously included in income. Dividends paid on the shares of restricted stock before they vest will be taxed to the participant either as additional compensation or, if the participant has made the election described above, as dividend income.

In most cases, the basis in shares acquired upon exercise of a non-qualified option or upon an award of a stock bonus or restricted stock will be equal to the fair market value of the shares on the participant’s income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

As a general rule, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards granted under the 2002 Plan (including the recognition of ordinary income as the result of a holder of stock obtained through exercise of an incentive stock option disposing of such stock prior to the expiration of the required holding period), to the extent such income is considered reasonable compensation under the Code and generally provided that we comply with the reporting requirements applicable to the ordinary income recognized by the participant. We will not, however, be entitled to a deduction with respect to payments to employees that are contingent upon a change of control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation for service rendered pursuant to that Section. In addition, such payment will subject the recipient to a 20% excise tax. We also may not be entitled to a deduction with respect to payments to certain employees to the extent that the total remuneration of such employee is found to be excessive under Section 162(m) of the Code.

 General. The 2002 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of Section 422 of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 2002 Plan and does not purport to be a complete description of all federal income tax aspects of the 2002 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 2002 Plan and the sale or other disposition of shares acquired upon exercise of the options.

Impact of Section 409A of the Internal Revenue Code

The tax consequences described above under “Federal Income Tax Consequences” may be impacted by the Congress’ adoption of Section 409A of the Internal Revenue Code, which became effective January 1, 2005 and generally applies to (i) all awards granted after December 31, 2004, and (ii) the portion of any awards granted prior to January 1, 2005 which had not yet vested as of December 31, 2004. If an award violates Section 409A the affected participant’s award and all similar awards of the affected participant made under other similar plans or arrangements of the Company, plus related earnings on such awards, for that year and all preceding years, will be includible in the participant’s gross income to the extent the amounts are not subject to a substantial risk of forfeiture. In addition, the participant will be charged interest (generally from the date that the award vests) at the IRS underpayment rate plus one percent, plus an additional tax equal to 20 percent of the compensation that is required to be included in gross income. Plans are required to be amended to comply with Section 409A by December 31, 2007.

The terms of the Plan are intended to comply with the requirements of Section 409A. However, the statutory language of Section 409A is somewhat ambiguous, and the proper application of certain of its provisions is currently unclear despite the issuance of final regulations by the Treasury. The Treasury has indicated that it intends to issue additional guidance in the future further clarifying the application of Section 409A. The Company intends to amend the Plan, if and as necessary, to conform its previsions to the requirements of Section 409A as clarified in that additional guidance.

The board of directors recommends that our shareholders vote “FOR” the approval of the amendment of the 2002 Equity Incentive Plan.

Proposal No. 4: Ratification of Appointment of Independent Auditors

The board of directors, upon the recommendation of the audit committee, has appointed Marcum & Kliegman LLP to serve as our independent auditors for the year ending December 31, 2007, subject to ratification of this appointment by our shareholders. Marcum & Kliegman LLP is considered by management to be well qualified. We have been advised by Marcum & Kliegman LLP that neither it nor any of its members has any financial interest, direct or indirect, in either us or any of our subsidiaries in any capacity. A representative of Marcum & Kliegman LLP will be available telephonically for the annual meeting and will be available to respond to appropriate questions.

The board of directors recommends that our shareholders vote “FOR” ratification of the appointment of Marcum & Kliegman LLP as our independent auditors.

TRANSACTIONS WITH RELATED PERSONS

On September 30, 2004, two of our directors, Larry Carr and Edward Redstone, each converted their $200,000 convertible notes originated in 2001 and all applicable interest into 96,158 and 96,125 shares of common stock, respectively. At the same time, Messrs. Carr and Redstone were granted warrants to purchase 192,316 and 192,250 shares of common stock at exercise prices of $2.00 per share.

We issued a $37,000 note payable to Mr. Redstone on June 9, 2006. The debt accrued interest at 10% and was uncollateralized. The proceeds of this debt were utilized for working capital purposes. On June 30, 2006, we repaid the note plus the accrued interest of $213.

We issued notes payable of $379,000 to Mr. Redstone during the year ended December 31, 2006. The debt accrued interest at 10% and was uncollateralized. The proceeds of this debt were utilized for working capital purposes. At December 31, 2006, these notes plus $8,351 of accrued interest were outstanding.

We issued additional notes payable to Mr. Redstone during the six months ended June 30, 2007 totaling $117,500. The debt accrued interest at 12%, the notes were due on demand, and were uncollateralized. As of March 16, 2007, Mr. Redstone had a total of $510,000 notes payable outstanding and he exchanged $496,500 of the notes and accrued interest of $11,289 as part of the Series B Preferred Stock private placement. The remaining balance of $13,500 and accrued interest totaling $786 was paid in full at June 29, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of July 23, 2007 with respect to ownership of our outstanding common stock by (i) each of our directors and executive officers, (ii) all of our directors and executive officers, as a group and (iii) all persons known to us to own beneficially more than 5% of the outstanding shares of our common stock:

Name of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Outstanding Shares

Larry M. Carr	1,350,403	(2)	19.0%
Julia B. North	75,494	(3)	1.2%
Edward S. Redstone	5,895,544	(4)	50.8%
Richard W. Egan	148,150	(5)	2.2%
Dallas S. Clement	126,981	(6)	1.9%
Adam D. Senter	83,664	(7)	1.3%
Thomas J. Stallings	78,874	(8)	1.2%
Stephen N. Samp	90,100	(9)	1.6%
A. John Knapp, Jr.	747,162	(10)	10.4%
Frederick G. Wedell	505,055	(11)	7.4%
W. Cobb Hazelrig	605,055	(12)	8.8%
Glen E. Murer	582,081	(13)	8.4%
Herbert Arnold and Leslie Duke	490,084	(14)	7.2%
Vikas Group, Inc.	1,720,999	(15)	21.0%
Hetesh Ranchod	604,384	(16)	8.5%
Rakesh Ranchod	604,384	(17)	8.5%
Triton Business Development Services	624,700	(18)	9.6%
Donald B. Gasgarth	1,459,751	(19)	18.6%
Paul Freischlag, Jr.	590,343	(20)	8.3%
Vestal Venture Capital	4,835,065	(21)	42.8%
Marc and Margaret Gorlin	831,162	(22)	11.4%
Oliver M. Cooper III	539,916	(23)	7.7%
Steve Gorlin	543,945	(24)	7.7%
Jarrett Gorlin	523,741	(25)	7.5%
All directors and executive officers as a group (8 persons)	7,849,210		61.9%

* Less than 1% of outstanding shares.

(1)
Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. “Beneficial ownership,” determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, includes shares for which an individual, directly or indirectly, has or shares voting or investment power and also includes options that are exercisable within 60 days.

(2)
Consists of 731,750 shares held directly, 372,500 shares of common stock subject to stock options that are exercisable within 60 days, and 241,736 shares of common stock subject to presently exercisable common stock purchase warrants. Also includes 16,667 shares held in the name of OHA Financial, of which Mr. Carr serves as Chairman of the Board; Mr. Carr disclaims beneficial ownership of these shares. Mr. Carr’s business address is 2200 Norcross Parkway, #255, Norcross, Georgia 30071.

(3)	Consists of 19,994 shares held directly and 55,500 options that are exercisable within 60 days.

(4)
Consists of 782,969 shares held directly, 363,000 shares subject to stock options that are exercisable within 60 days, 2,749,512 shares issuable upon the exercise of warrants, 2,000,000 shares issuable subject to conversion of certain convertible preferred stock and 63 shares owned by Mr. Redstone’s spouse. Mr. Redstone’s business address is 222 Merrimack Street, Suite 210, Lowell, MA 01852.

(5)
Consists of 5,775 shares held directly, 10,000 shares issuable upon the exercise of warrants, 10,000 shares issuable subject to conversion of certain convertible preferred stock, and 122,375 options that are exercisable within 60 days.

(6)	Consists of 57,429 shares owned directly, 23,052 shares issuable upon exercise of warrants, and 46,500 shares subject to stock options that are exercisable within 60 days.

(7)	Consists of 28,664 shares held directly and 55,000 options that are exercisable within 60 days.

(8)	Consists of 23,874 shares held directly and 55,000 options that are exercisable within 60 days.

(9)	Consists of 90,100 shares of common stock subject to stock options that are exercisable within 60 days.

(10)
Consists of 71,305 shares owned directly, 295,002 shares of common stock subject to presently exercisable common stock purchase warrants, and 333,336 shares subject to conversion of certain convertible preferred stock. Also includes 2,979 shares owned by Andover Group, Inc., 44,540 shares issuable upon the exercise of warrants that are exercisable within 60 days by Andover Group. Mr. Knapp is Chief Executive Officer and majority shareholder of Andover Group, Inc. Mr. Knapp’s business address is 910 Travis Street, Suite 2205, Houston, TX 77002.

(11)
Consists of 50,000 shares of common stock held directly and 50,000 shares of common stock subject to presently exercisable common stock purchase warrants. Also includes 151,685 common shares and 253,370 shares of common stock subject to presently exercisable common stock purchase warrants held in the name of W&H Investment, of which Mr. Wedell is a principal. Mr. Wedell’s business address is 3940 Montclair Rd., Suite 500, Birmingham, AL 35213.

(12)
Consists of 50,000 shares of common stock held directly and 50,000 shares of common stock subject to presently exercisable common stock purchase warrants. Also includes 151,685 and 50,000 common shares and 253,370 and 50,000, shares of common stock subject to presently exercisable common stock purchase warrants held in the name of W&H Investment and Hazelrig Family Partnership, LLP, respectively, of which Mr. Hazelrig is a principal. Mr. Hazelrig’s business address is PO Box 53044, Birmingham, AL 35253.

(13)
Consists of 137,489 shares of common stock held directly, 66,668 shares of common stock subject to presently exercisable common stock purchase warrants, and 266,672 shares subject to conversion of certain convertible preferred stock. Also includes 27,912 shares owned by Operation Dogbone, LLC, 16,668 shares issuable upon the exercise of warrants that are exercisable within 60 days by Operation Dogbone, and 66,672 shares issuable subject to conversion of certain convertible preferred stock. Mr. Murer is the majority shareholder of Operation Dogbone, LLC. Operation Dogbone LLC’s business address is 201 Armour Dr. NE, Atlanta, GA 30324.

(14)
Consists of 131,742 shares of common stock held directly, 102,342 shares of common stock subject to presently exercisable common stock purchase warrants, and 256,000 shares subject to conversion of certain convertible preferred stock. The Duke’s business address is 12818 Glen Rd., Potomac, MD 20878.

(15)
Consists of 17,055 shares of common stock held directly, 765,976 shares of common stock subject to presently exercisable common stock purchase warrants and 937,968 shares subject to conversion of certain convertible preferred stock. Vikas Group’s business address is 5960 Wild Timber Rd., Sugar Hill, GA 30518.

(16)
Consists of 4,384 shares of common stock held directly, 300,000 shares of common stock subject to presently exercisable common stock purchase warrants and 300,000 shares subject to conversion of certain convertible preferred stock. Mr. Ranchod’s business address is 5960 Wild Timber Rd., Sugar Hill, GA 30518.

(17)
Consists of 4,384 shares of common stock held directly, 300,000 shares of common stock subject to presently exercisable common stock purchase warrants and 300,000 shares subject to conversion of certain convertible preferred stock. Mr. Ranchod’s business address is 5960 Wild Timber Rd., Sugar Hill, GA 30518.

(18)	Consists of 624,700 shares of common stock held directly. Triton’s business address is Wilton Center, Suite 270, 515 E. Crossville Rd., Roswell, GA 30075.

(19)
Consists of 107,767 shares held directly, 751,984 shares of common stock subject to presently exercisable common stock purchase warrants, and 600,000 shares subject to conversion of certain convertible preferred stock. Mr. Gasgarth’s business address is Wilton Center, Suite 270, 515 E. Crossville Rd., Roswell, GA 30075.

(20)
Consists of 3,916 shares held directly, 318,427 shares of common stock subject to presently exercisable common stock purchase warrants and 268,000 shares subject to conversion of certain convertible preferred stock. Mr. Freischlag’s business address is Wilton Center, Suite 270, 515 E. Crossville Rd., Roswell, GA 30075.

(21)
Consists of 35,065 shares held directly, 2,400,000 shares of common stock subject to presently exercisable common stock purchase warrants and 2,400,000 shares subject to conversion of certain convertible preferred stock. Vestal Venture Capital’s business address is 6471 Enclave Way, Boca Raton, FL 33496.

(22)
Consists of 7,162 shares held directly, 412,000 shares of common stock subject to presently exercisable common stock purchase warrants and 412,000 shares subject to conversion of certain convertible preferred stock. The Gorlin’s business address is 950 East Paces Ferry Road, Suite 2860, Atlanta, GA 30326.

(23)
Consists of 3,916 shares held directly, 268,000 shares of common stock subject to presently exercisable common stock purchase warrants and 268,000 shares subject to conversion of certain convertible preferred stock. Mr. Cooper’s business address is Wilton Center, Suite 270, 515 E. Crossville Rd., Roswell, GA 30075.

(24)
Consists of 3,945 shares held directly, 270,000 shares of common stock subject to presently exercisable common stock purchase warrants and 270,000 shares subject to conversion of certain convertible preferred stock. Mr. Gorlin’s business address is 1234 Airport Rd. Suite 105, Destin, FL 32541.

(25)
Consists of 3,741 shares held directly, 260,000 shares of common stock subject to presently exercisable common stock purchase warrants and 260,000 shares subject to conversion of certain convertible preferred stock. Mr. Gorlin’s business address is 34 Peachtree Street, Suite 1000, Atlanta, GA 30303.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% shareholders were complied with.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We have engaged Marcum & Kliegman LLP as our independent accountants to review and audit our financial statements for the fiscal year ending December 31, 2007.

Audit Fees. The aggregate fees billed by Marcum & Kliegman LLP for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2006 and the review of the financial statements included in our Forms 10-QSB for 2006 was $80,500. The aggregate fees billed by Marcum & Kliegman LLP for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2005 and the review of the financial statements included in our Forms 10-QSB for 2005 was $71,000.

Audit-Related Fees. There were no fees charged during 2006 and 2005 for audit-related services.

Tax Fees. No tax compliance, tax advice, or tax planning services were provided to us by Marcum & Kliegman LLP during 2006 or 2005.

All Other Fees. No other fees were paid to Marcum & Kliegman LLP during 2006. During 2005, Marcum & Kliegman LLP billed the Company $12,500 for services performed in conjunction with the SEC Form SB-2 filed by the company in September 2005.

All fees paid to Marcum & Kliegman LLP were, and will continue to be, approved by the audit committee in accordance with our audit committee charter prior to commencement of work. The committee’s approval policies and procedures are included in the audit committee charter, found at www.simtrol.com.

OTHER MATTERS

Annual Report to Shareholders and Report on Form 10-KSB

Additional information concerning us, including our financial statements,, is provided in our 2006 annual report to shareholders that accompanies this proxy statement. Our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the SEC, is available to shareholders upon written request to: Simtrol, Inc., Investor Relations Department, 2200 Norcross Parkway #255, Norcross, GA 30071. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of our expenses in furnishing such documents.

Other Business

The board of directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors,

Dallas S. Clement, Chairman of the Board

Norcross, Georgia
August 10, 2007

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
SIMTROL, INC.

Pursuant to Sections 103 and 242 of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the undersigned, being the duly elected President of Simtrol, Inc., a corporation organized and existing under and by virtue of the General Corporation Law (the “Company”), for purposes of amending the Certificate of Incorporation of the Company, does hereby execute, acknowledge and file the following:

I.

Resolved: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

“5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is One Hundred Million Eight Hundred Thousand (100,800,000). One Hundred Million (100,000,000 shall be designated “Common Stock” and shall have a par value of $0.001. Eight Hundred Thousand Shares shall be designated “Preferred Stock” and shall have a par value of $0.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine.”

II.

That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the duly elected President of the Corporation, has caused this Certificate of Amendment to be signed this _______ day of , 2007.

SIMTROL, INC.

By:
Richard W. Egan, President

EXHIBIT B

AMENDMENT
TO THE
2002 EQUITY INCENTIVE PLAN
OF
SIMTROL, INC.

Resolved: That Section 4(A) of the 2002 Equity Incentive Plan shall be amended as follow:

“4. SHARES SUBJECT TO THE PLAN.

(A) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six million (6,000,000) shares of Common Stock.

II.

IN WITNESS WHEREOF, the undersigned, being the duly elected President of the Corporation, has caused this Certificate of Amendment to be signed this _______ day of , 2007.

SIMTROL, INC.

By:
Richard W. Egan, President